EXHIBIT 10.1

DAN GILBERT

March 31, 2025

Rocket Companies, Inc.

1050 Woodward Avenue

Detroit, MI 48226

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of March 31, 2025 (the “Merger Agreement”), by and among Rocket Companies, Inc., a Delaware corporation (“Cavalier”), Maverick Merger Sub, Inc., a newly formed Delaware corporation and direct, wholly-owned Subsidiary (as defined in the Merger Agreement) of Cavalier, Maverick Merger Sub 2, LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Cavalier and Mr. Cooper Group Inc., a Delaware corporation (“Maverick”). Capitalized terms used but not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings set forth in the Merger Agreement.

1.	Beginning at the Maverick Effective Time and until the Termination Date (as defined below), Dan Gilbert (the “Stockholder”) agrees that he (a) shall not vote or execute consents in favor of (or cause or permit any shares of common stock of Cavalier Beneficially Owned by the Stockholder to be voted (including via proxy) or consents with respect thereto to be executed in favor of) any proposal to remove any Maverick Director other than for cause, and (2) shall vote against (and cause any shares of common stock of Cavalier Beneficially Owned by the Stockholder to be voted (including via proxy) against) any proposal to remove any Maverick Director other than for cause. Cavalier shall nominate each Maverick Director for reelection upon, and the Stockholder further agrees that he shall take any such other action as may be required to cause the re-election of a Maverick Director (including causing all shares of common stock of Cavalier Beneficially Owned by the Stockholder to be voted (including via proxy) or consents with respect thereto to be executed in favor of such re-election) upon, the expiration of the applicable Maverick Director’s initial term as a member of the Board of Directors of Cavalier.
2.	Stockholder and Cavalier each agree and acknowledge that, in the event a Maverick Director resigns or is unable to continue to serve on the Board of Directors of Cavalier (a “Replaced Maverick Director”) prior to the Termination Date, the replacement for such Replaced Maverick Director shall be identified by the remaining Maverick Director with the reasonable consent of the Nominating and Governance Committee of the Board of Directors of Cavalier, in each case acting in good faith, and each of Stockholder and Cavalier shall take all necessary actions to promptly appoint such replacement to the Board of Directors of Cavalier, in the same class to which the Replaced Maverick Director belonged prior to their departure from the Board of Directors of Cavalier. Upon appointment to the Board of Directors of Cavalier, such replacement shall be deemed to be a Maverick Director for all purposes hereunder.

3.	For the purposes of this Letter Agreement, (a) “Beneficially Owned” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and (b) “Termination Date” means the third anniversary of the Maverick Effective Time.
4.	This Letter Agreement shall terminate upon the earlier of: (i) the Termination Date; or (ii) the termination of the Merger Agreement in accordance with its terms; provided, however, that notwithstanding anything to the contrary herein, Paragraphs 5 to 11 of this Letter Agreement shall survive the termination of this Letter Agreement.
5.	Cavalier hereby agrees that the sole and exclusive authority to enforce this Letter Agreement on behalf of Cavalier is delegated first to the Maverick Directors (such right to be exercisable by either of them individually) and second, if not enforced by the Maverick Directors, to the Audit Committee of the Board of Directors of Cavalier (the “Audit Committee”). This Letter Agreement shall be enforceable by any Maverick Director and by the Audit Committee in accordance with the preceding sentence, as the sole and exclusive agents on behalf of Cavalier.
6.	All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given,

If to Stockholder, to:

Morganroth & Morganroth, PLLC
344 North Old Woodward Ave., Suite 200
Birmingham, MI 48009
Attn:	[***]
E-mail:	[***]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attn:	C. Andrew Gerlach
Mario Schollmeyer
E-mail:	gerlacha@sullcrom.com
schollmeyerm@sullcrom.com

If to Cavalier, to:

c/o Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, MI 48226
Attn:	[***]
E-mail:	[***]

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with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Sixth Avenue
New York, NY 10019
Attn:	Scott A. Barshay
Laura C. Turano
E-mail:	sbarshay@paulweiss.com
lturano@paulweiss.com

If to any Maverick Director, to such address(es) as are maintained by Cavalier or as may otherwise be designated in writing in accordance with this Paragraph by such Maverick Director, with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:	Mark F. Veblen
Jenna E. Levine
E-mail:	MFVeblen@WLRK.com
JELevine@WLRK.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Paragraph 6 and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Paragraph 6 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Paragraph 6 or (b) if given by any other means, when delivered at the address specified in this Paragraph 6.

7.	This Letter Agreement shall be construed in accordance with and governed by the Law of the State of Delaware, without regard to principles of conflicts of Law. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Letter Agreement may only be brought in Delaware Courts, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Paragraph 7 of this Letter Agreement shall be deemed effective service of process on such party when deemed given pursuant to Paragraph 7 of this Letter Agreement; provided that nothing herein shall affect the right of any party to serve process
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in any other manner permitted by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT.

8.	The parties agree that irreparable damage would occur in the event that any of the provisions of this Letter Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Letter Agreement and to enforce specifically the terms and provisions hereof without the necessity of proving the inadequacy of money damages as a remedy or posting any bond or other undertaking, this being in addition to any other remedy to which the parties are entitled at Law or in equity.
9.	This Letter Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Letter Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
10.	Except as set forth in Paragraph 5 of this Letter Agreement, no provision of this Letter Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies, provided that the Maverick Directors are express third party beneficiaries of this Letter Agreement.
11.	The provisions of this Letter Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by Law.
12.	This Letter Agreement may only be amended or modified by a written instrument duly signed by Stockholder, the Maverick Directors and with the unanimous approval of the Audit Committee, Cavalier.
13.	This Letter Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Letter Agreement. This Letter Agreement shall become effective as of the date set forth herein.

[Signature pages follow]

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Very truly yours,

DAN GILBERT

/s/ Dan Gilbert
Dan Gilbert

Signature Page to Side Letter

Agreed to and Accepted:

ROCKET COMPANIES, INC.

By:	/s/ Varun Krishna
	Name:	Varun Krishna
	Title:	Chief Executive Officer

Signature Page to Side Letter